UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2007
SCHERING-PLOUGH CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New Jersey (State or Other Jurisdiction of Incorporation)	1-6571 (Commission File Number)	22-1918501 (IRS Employer Identification No.)
2000 Galloping Hill Road
Kenilworth, NJ 07033
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (908) 298-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On August 2, 2007, Schering-Plough Corporation announced that it had commenced a registered public offering of 50,000,000 common shares, with the underwriters having the option to purchase up to an additional 7,500,000 common shares.
Schering-Plough also announced that it had concurrently commenced a registered public offering of $2,500,000,000 of mandatory convertible preferred stock. The offering will consist of 10,000,000 shares with a liquidation preference of $250 per share. The underwriters have an option to purchase up to an additional 1,500,000 shares of mandatory convertible preferred stock.
The offerings will be made under a shelf registration statement filed with the Securities and Exchange Commission on August 2, 2007.
Schering-Plough issued a related press release on August 2, 2007, which is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated August 2, 2007, entitled “Schering-Plough Corporation Announces Commencement of Public Offering of Common Shares and Mandatory Convertible Preferred Stock.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Schering-Plough Corporation

By: /s/ Susan Ellen Wolf
Susan Ellen Wolf
Corporate Secretary,
Vice President — Corporate Governance and
Associate General Counsel

Date: August 2, 2007

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated August 2, 2007, entitled “Schering-Plough Corporation Announces Commencement of Public Offering of Common Shares and Mandatory Convertible Preferred Stock